Exhibit 99.1

Carter Validus Mission Critical REIT II, Inc. Announces Initial Distributions

(Tampa, FL) Carter Validus Mission Critical REIT II, Inc. announced that the board of directors of the Company approved and authorized a daily distribution to the Company’s stockholders of record as of the close of business on each day of the period commencing on the closing date of its first property acquisition and ending on August 31, 2014. The distributions will be calculated based on 365 days in the calendar year and will be equal to $0.001753425 per share of Class A and Class T common stock. The distributions for each record date in July 2014 and August 2014 would be paid in August 2014 and September 2014, respectively. The distributions will be payable to stockholders from legally available funds therefor.

Carter Validus Mission Critical REIT II, Inc. is a public, non-traded REIT. The REIT intends to acquire mission critical real estate assets located throughout the United States and abroad. Mission critical real estate assets are purpose-built facilities designed to support the most essential operations of tenants. Carter Validus Mission Critical REIT II, Inc. will focus its acquisitions of mission critical assets in the data centers and healthcare sectors.

Media Contact:

Media Contact:

John Carter

CEO – Carter Validus Mission Critical REIT II, Inc.

813-287-0101

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the company’s expectations.